Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.2

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

by and between

DURECT CORPORATION

and

SANDOZ AG

dated

May 5, 2017

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

-i-

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

(Continued)

-ii-

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

(Continued)

-iii-

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is effective as of May 5, 2017 (the “Execution Date”) by and between Sandoz AG, a company organized under the laws of Switzerland, with an office at Lichtstraβe 35, CH 4056, Basel, Switzerland (“SANDOZ”), and Durect Corporation, a Delaware corporation having a place of business at 10260 Bubb Road, Cupertino, California 95014 (“DURECT”).  SANDOZ and DURECT are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”

BACKGROUND

A.DURECT owns and controls rights in and to certain pharmaceutical products comprising bupivacaine and its proprietary carrier materials and systems known as the SABER® formulation platform technology, which is currently under development by DURECT as POSIMIR®; and

B.SANDOZ desires to obtain the right to commercialize Product for the Field in the Licensed Territory (each capitalized term as defined below), and DURECT desires to grant SANDOZ such rights.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, SANDOZ and DURECT hereby agree as follows:

Article 1
DEFINITIONS; INTERPRETATION

The following capitalized terms shall have the meanings given in this Article 1 or elsewhere in this Agreement when used in this Agreement:

1.1“Accounting Standards” means [ * * *].

1.2“Achievement” means, [ * * *].  “Achieved” has a correlative meaning.

1.3“Active Ingredient” means bupivacaine [ * * *].

1.4“Affiliate” means with respect to a Person, any other Person controlling, controlled by or under common control with such first Person, for so long as such control exists.  For purposes of this Section 1.4 only, “control” means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such Person or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.5“Annual Contractual Net Sales” means [ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.6“Applicable Law” means, with respect to a Person’s activities under this Agreement, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental authority (including the FDA), national securities exchanges or securities listing organizations applicable to such Person’s activities.

1.7“Branded Pharma Fee” means any taxes and/or fees under the Annual Branded Prescription Drug Fees owed with regard to the Product, including under Section 9008 of the Patient Protection and Affordable Care Act (ACA), Public Law 111-148 (124 Stat. 119 (2010)), as amended by section 1404 of the Health Care and Education Reconciliation Act of 2010 (HCERA), Public Law 111-152 (124 Stat. 1029 (2010)), or any successor laws, as determined in accordance with Accounting Standards.

1.8“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in San Francisco, California are authorized or required by law to remain closed.

1.9“Commercialization” means Pre-Launch Commercialization and Other Commercialization.  “Commercialize” has a correlative meaning.

1.10“Competing Product” means [ * * *].

1.11“Components” means [ * * *].

1.12“Control” means, with respect to any material, information or intellectual property right, that either Party (a) owns or (b) has a license to such material, information, or intellectual property right and, in each case (a) and (b), has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without giving rise to any payment obligation to any Third Party or any violation of the terms of any written agreement with any Third Party.  Notwithstanding anything to the contrary in this Agreement, in the event that a Third Party merges or consolidates with or acquires DURECT, or DURECT transfers to a Third Party all or substantially all of its assets to which this Agreement relates (such Third Party and its Affiliates immediately prior to such merger, consolidation or transfer (the “Acquisition Transaction”), collectively, the “Acquiring Entities”), the following shall not be deemed to be Controlled by DURECT for purposes of this Agreement: [ * * *].

1.13“Cover” means, with respect to any subject matter, the manufacture, use, sale, offering for sale or other exploitation of such subject matter would infringe (whether direct or contributorily) or induce the infringement of a claim of a Patent (in the absence of a license under or ownership of such claim) at the time thereof, including with respect to a claim within a pending patent application, “Cover” includes infringing such claim if it was issued as then prosecuted in good faith.  “Covered” or “Covering” have their correlative meanings.

1.14“Data” means [ * * *].

1.15“Development” means [ * * *].  “Develop” and “Developing” have their correlative meanings.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.16“Domain Names” means any internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith, registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the internet, rights in social media accounts and social media pages, and all applications for any of the foregoing.

1.17“Effective Date” means the HSR Clearance Date.

1.18“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.19“Field” means the prevention and treatment of any and all diseases and conditions in humans.

1.20“Financial Exhibit” means Exhibit 1.20.

1.21“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.22“HSR Clearance Date” means, with respect to the transactions contemplated under this Agreement, the earliest date on which the Parties have actual knowledge that all applicable waiting periods have expired or have been terminated under the HSR Act.

1.23“Licensed Know-How” means [ * * *].

1.24“Licensed Patents” means [ * * *].

1.25“Licensed Technology” means the Licensed Know-How and Licensed Patents.

1.26“Licensed Territory” means shall mean the fifty states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the U.S. Virgin Islands and all other territories and possessions of the United States of America (as described on https://www.state.gov/s/inr/rls/10543.htm) and United States military bases.

1.27“Licensed Trademark” means the trademark listed on Exhibit 1.27 [ * * *].

1.28“Litigation Costs” means any liability or expense ([ * * *]) incurred by [ * * *] under Sections 9.4 or 9.5, [ * * *].

1.29“Manufacture” means, with respect to any pharmaceutical product, [ * * *]. “Manufacturing” has a correlative meaning.

1.30“NDA Amendment” means the [ * * *].

1.31“NDA Approval” means receipt of written notice from the FDA of the approval of the NDA Amendment.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.32“Net Sales” means the net sales recorded by SANDOZ or any of its Affiliates or Sublicensees (each a “Selling Party”) for any Product sold to Third Parties as determined in accordance with [ * * *].  [ * * *]:

(i) [ * * *];

(ii) [ * * *];

(iii) [ * * *];

(iv) [ * * *];

(v) [ * * *];

(vi) [ * * *];

(vii) [ * * *];

(viii) [ * * *]; and

(ix) [ * * *];

[ * * *].

1.33“Non-Product-Specific Licensed Patent Claim” means [ * * *].

1.34“Other Commercialization” means, [ * * *].

1.35“Patent” means [ * * *].

1.36“PERSIST Trial” means the Phase 3 clinical trial for Product initiated prior to the Execution Date entitled “Trial of Extended Release Bupivacaine for Pain Relief After Surgery (PERSIST)”.

1.37“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.38“Phase 4 Required Trial” means [ * * *].

1.39“Phase 4 Voluntary Trial” means [ * * *].

1.40“Pre-Launch Commercialization” means, with respect to a pharmaceutical product, any and all processes and activities conducted to prepare for the successful commercial launch of such product, [ * * *].

1.41“Primary Endpoint” means, with respect to Part 2 of the PERSIST Trial, [ * * *].

1.42“Product” means [ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.43“Product-Specific Licensed Patent Claim” means [ * * *].

1.44“Prosecution” means, with respect to a Patent, the filing, preparation, prosecution (including conducting all correspondence and interactions with the USPTO) and seeking, conducting and defending any interferences, inter partes reviews, reissue proceedings, reexaminations, and similar proceedings), and maintenance thereof, including obtaining patent term extensions, or their equivalents with respect thereto.  When used as a verb, “Prosecute” means to engage in Prosecution.

1.45“Regulatory Material” means regulatory applications (including the NDA Amendment), submissions, notifications, communications, correspondence, registrations, NDA Approval or other filings made to, received from or otherwise conducted with the FDA(including minutes of meeting with the FDA) that are necessary or relate to the Development, Manufacture or Commercialization of Product for the Licensed Territory.

1.46“Retained Territory” means all countries and territories throughout the world other than the Licensed Territory.

1.47“Royalties” means the royalty payments payable to DURECT pursuant to Paragraph II of the Financial Exhibit (Exhibit 1.20).

1.48“SABER® Formulation Platform” means the proprietary, high viscosity liquid carrier materials and systems for imparting controlled release [ * * *].

1.49[ * * *].

1.50“Sublicensee” means a Third Party that has received, directly or indirectly, from SANDOZ or its Affiliate a sublicense, under Section 3.1(b), of the rights granted to SANDOZ, provided that SANDOZ or its Affiliates receives payment based upon sales of Product by or on behalf of such Third Party.

1.51“Supply Agreement” means, individually and collectively, the Three-Way Supply Agreement(s) and Two-Way Supply Agreement.

1.52“Third Party” means any Person other than SANDOZ, DURECT or their respective Affiliates.

1.53“Transaction Agreements” means, individually and collectively, this Agreement and the various other agreements expressly referenced herein to be entered into between the Parties, including without limitation the PV Agreement, Quality Agreement and Supply Agreement, in each case, once executed.

1.54“USPTO” means the United States Patent and Trademark Office, or any successor agency thereto.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.55Additional Definitions.  Each of the following definitions has the meanings defined in the corresponding Section of this Agreement indicated below:

Definitions	Section
Acquiring Entities	1.12
Acquisition Transaction	1.12
Agreement	Preamble
Alternative Trademark	6.2(b)(i)
Challenge	12.4
CMC Information	7.3
CMO	7.1(a)
CMO Agreement	7.1(b)
Co‑Chair	2.2
Commercialization Milestone Event	Exhibit 1.20
Commercialization Milestone Payment	Exhibit 1.20
Commercialization Plan	6.1(d)
Competing Activities	3.3
Competing Product	3.3
Confidential Information	10.1
Defending Party	9.4
Deficiencies	4.1(c)
Development Milestone Event	Exhibit 1.20
Development Milestone Payment	Exhibit 1.20
Dispute	13.1
DURECT	Preamble
DURECT Indemnitees	11.4(b)
DURECT Inventions	9.1
DURECT Patents	9.1
DURECT TMs	6.2(c)(i)
Enforcement Action	9.5(b)
Enforcing Party	9.5(d)
Exclusive Negotiation Period	6.3
Execution Date	Preamble
Generic Product	Exhibit 1.20

Definitions	Section
IFRS	1.1
Indemnify	11.4(a)
Infringing Product	9.5(a)
Initial Term	12.1
JDC	2.1(a)
Losses	11.4(a)
Material Contracts	11.2(d)
Non-Product-Specific Enforcement Action	9.5(c)
Orange Book	5.1(b)
Orthopedic Exclusion	Exhibit 1.20
Other Party	5.2(a)
Party or Parties	Preamble
Pre-Launch Plan	6.1(c)
Prior CDA	10.3
Product Development Plan or PDP	4.1
Product-Specific Enforcement Action	9.5(b)
PV Agreement	5.4
Quality Agreement	7.1(c)
Renewal Term	12.1
Responsible Party	5.2(a)
SABER DMF	7.3
SANDOZ	Preamble
SANDOZ Indemnitees	11.4(a)
Selling Party	1.32
Term	12.1
Third-Party Claim	11.4(a)
Three-Way Supply Agreement	7.1(a)
Two-Way Supply Agreement	7.1(b)
Upfront Fee	8.2

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.56Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  Unless context otherwise clearly requires, whenever used in this Agreement:  (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “will” shall be construed in the imperative having the same meaning as the word “shall”; (c) the word “day” or “year” means a calendar day or year; (d) the word “notice” requires notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (e) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (f) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (g) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (k) neither Party nor its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party hereunder.

Article 2
GOVERNANCE

2.1Joint Development Committee.

(a)Establishment.  Within [ * * *] of the Effective Date, SANDOZ and DURECT shall establish a joint development committee (the “JDC”) to [ * * *].

(b)Responsibilities.  The JDC shall be responsible for the following:

(i)[ * * *]

(ii)[ * * *].

2.2Membership. The JDC shall be comprised of [ * * *].  Each Co‑Chair, working together, shall (a) coordinate and prepare the agenda and ensure the orderly conduct of the JDC’s meetings, (b) attend (subject to the below) each meeting of the JDC, and (c) prepare and issue minutes of each meeting within [ * * *] thereafter accurately reflecting the discussions of the JDC at such meeting.  Such minutes from each JDC meeting shall not be finalized until the Co‑Chair [ * * *] has reviewed and confirmed the accuracy of such minutes in writing.  The Co‑Chairs shall solicit agenda items from the other JDC members and provide an agenda along with appropriate information for such agenda [ * * *].  In the event the Co‑Chair or another representative of the JDC from either Party is unable to attend or participate in any meeting of the JDC, [ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.3Meetings. The JDC shall hold meetings (either in person or by teleconference) at [ * * *].

2.4Decision Making. For clarity, [ * * *].

2.5Authority; Disbanding.  Notwithstanding the creation of the JDC, each Party shall [ * * *].  The Parties shall promptly disband the JDC upon [ * * *].

2.6Day-to-Day Responsibilities. Each Party shall: [ * * *].

Article 3
LICENSES

3.1License Grant.

(a)License to SANDOZ.  Subject to the terms and conditions of this Agreement, DURECT hereby grants to SANDOZ an exclusive license under the Licensed Technology to Develop, Manufacture (subject to and in accordance with Article 7), use and Commercialize Product, in each case for the Field in the Licensed Territory.  SANDOZ shall have the right to sublicense its Affiliates or exercise such license through its Affiliates, provided that SANDOZ shall be responsible for the failure by its Affiliates to comply with the terms of this Agreement including all relevant restrictions, limitations and obligations.

(b)Sublicenses.  The license granted under Section 3.1(a) includes the right to grant sublicenses within the scope thereof to Third Parties, subject to the following:

(i)[ * * *];

(ii)[ * * *]; and

(iii)[ * * *].

(c)Retained Rights.  Notwithstanding anything herein to the contrary, DURECT hereby retains all rights and licenses under the Licensed Technology to conduct such activities assigned to it under this Agreement or that it otherwise has the right to conduct under this Agreement or any and all Transaction Agreements.

3.2No Other Rights. Each Party acknowledges that the rights and licenses granted under this Article 3 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights that are not specifically granted herein are reserved to the owner thereof.

3.3Exclusivity of Efforts. During the Term, each Party agrees, except pursuant to this Agreement, [ * * *].  Notwithstanding anything to the contrary herein, DURECT retains the right to

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

conduct activities (including development, manufacturing and commercialization activities) in support of products (including Product) for the Retained Territory.

Article 4
DEVELOPMENT

4.1Conduct

(a)Prior to NDA Approval.

(a)DURECT (itself or through one or more Third Party contract research organizations) shall use [ * * *] to complete the PERSIST Trial and otherwise Develop Product ([ * * *]) in accordance with the plan attached hereto as Exhibit 4.1 (as may be updated from time to time pursuant to Section 4.1(b), the “Product Development Plan” or “PDP”) and Applicable Law, [ * * *].  For the avoidance of doubt, the Parties agree that the Product shall be developed by DURECT [ * * *].

(b)Amendments/Reporting.  DURECT shall keep SANDOZ ([ * * *]) reasonably informed as to its progress with respect to its activities under the Product Development Plan.  [ * * *].

(c)Deficiencies.  In the event that, following submission of the NDA Amendment but prior to the NDA Approval, the FDA identifies, in writing, deficiencies that must be addressed in order to obtain NDA Approval (“Deficiencies”), [ * * *].

4.2Conduct After NDA Approval.

(a)General.  SANDOZ shall be responsible, [ * * *], for any development activities conducted [ * * *] for Product for the Field in the Licensed Territory, [ * * *].

(b)Phase 4 Required Trial Plan.  A plan for Phase 4 Required Trials [ * * *].

Article 5
REGULATORY MATTERS

5.1Regulatory Matters.

(a)Responsibility for Regulatory Materials.  [ * * *] shall be responsible for filing, obtaining and maintaining approvals for those activities assigned to such Party hereunder in connection with the Development, Manufacture and Commercialization of Product for the Field in the Licensed Territory.  For clarity, DURECT shall have the right and responsibility for preparing, filing and defending the NDA Amendment [ * * *].

(b)[ * * *] of Regulatory Filings.  Promptly following the receipt of NDA Approval, DURECT [ * * *].  Following [ * * *] (the “Orange Book”).

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.2Regulatory Cooperation. Until the receipt of NDA Approval, DURECT shall be responsible for liaising with and managing all interactions with the FDA with respect to Product for the Field in the Licensed Territory and shall be the Responsible Party with respect thereto, [ * * *].

(a)Involvement of the Other Party.  To the extent relating to Product for the Field in the Licensed Territory or activities under the Agreement, the Party with regulatory responsibility hereunder (the “Responsible Party”) shall provide the other Party (the “Other Party”) with:

(i)[ * * *]; and

(ii)[ * * *].

(b)Other Regulatory Matters.  [ * * *].

5.3Exchange of Data. [ * * *].  The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of Data.  [ * * *].

5.4Pharmacovigilance Agreement. The Parties shall enter into one or more safety exchange or pharmacovigilance agreements (each, a “PV Agreement”) [ * * *] to ensure compliance with safety reporting requirements of the FDA and other regulatory authorities in the Retained Territory [ * * *].  The Parties acknowledge that responsibility for pharmacovigilance with respect to the Product in the Licensed Territory will [ * * *].

Article 6
COMMERCIALIZATION

6.1Commercialization.

(a)Within the Licensed Territory.  SANDOZ shall have the exclusive right and responsibility to Commercialize Product for the Field in the Licensed Territory, and shall Commercialize Product for the Field in the Licensed Territory in accordance with Applicable Law and the then-current Pre-Launch Plan and Commercialization Plan.  In connection with the foregoing, [ * * *].

(b)Within the Retained Territory.  As between the Parties, DURECT shall have the exclusive right to Commercialize Product in the Retained Territory.

(c)Pre-Launch Plan.  The plan for the Pre-Launch Commercialization of Product for the Field in the Licensed Territory (as may be updated from time to time pursuant to Section 6.1(e), the “Pre-Launch Plan”) shall be [ * * *] of the Effective Date.  [ * * *].

(d)Commercialization Plan.  The plan for the Other Commercialization of Product for the Field in the Licensed Territory (as may be updated from time to time pursuant to Section 6.1(e), the “Commercialization Plan”) shall be [ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e)Amendments/Reporting. [ * * *] any material updates to the proposed activities under the Pre-Launch Plan and/or Commercialization Plan.  [ * * *] reasonably informed as to its progress with respect to its activities under the Pre-Launch Plan.

(f)Compliance with Government Pricing, Government Programs and State/Federal Pricing Transparency Regulations.  SANDOZ shall be solely responsible for all federal, state and local government purchasing, pricing or reimbursement programs and private purchasing, pricing or reimbursement programs with respect to the Products sold by SANDOZ for the Field in the Licensed Territory, including taking all necessary and proper steps to execute agreements and file other appropriate reports and other documents with regulatory agencies and private entities necessary for coverage of the Products under state, federal or other health care programs and to list the Products under such agreements.  SANDOZ shall be responsible for categorizing the Products for the Field in the Licensed Territory under federal, state and local government pricing or reimbursement programs.  SANDOZ shall respond to all state and federal regulations on pricing transparency.  DURECT will cooperate with SANDOZ by providing [ * * *].

6.2Trademarks.

(a)Licensed Trademark.  DURECT hereby grants to SANDOZ a fully-paid, exclusive license to use the Licensed Trademark for the Commercialization of Product for the Field in the Licensed Territory in accordance with this Agreement.  During the Term, DURECT shall not use (or license to a Third Party or Affiliate) the Licensed Trademark in connection with any product other than Product.  SANDOZ shall have the right to exercise such license through its Affiliates and Sublicensees, provided that SANDOZ shall be responsible for the failure by its Affiliates and Sublicensees to comply with the terms of this Agreement including all relevant restrictions, limitations and obligations.  DURECT shall own all right, title and interest in and to the Licensed Trademark and all goodwill from the use of the Licensed Trademark shall vest in and inure to the benefit of DURECT.

(b)Alternative Trademark.

(i)General.  In the event the FDA declines to approve the Licensed Trademark for use in connection with the Commercialization of Product for the Field in the Licensed Territory, [ * * *].

(ii)License.  [ * * *].

(c)DURECT Name.

(i)General.  [ * * *].

(ii)License.  Subject to the terms and conditions of this Agreement, [ * * *].

(d)Prosecution.  As between the Parties, [ * * *].

(e)Enforcement.  As between the Parties, [ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.3Exclusive Negotiation Period. Subject to the terms and conditions of this Agreement, beginning [ * * *] thereafter (the “Exclusive Negotiation Period”), [ * * *].

Article 7
SUPPLY

7.1Supply Agreement.

(a)Three-Way Supply Agreement.  Within [ * * *], the Parties shall use [ * * *] to negotiate in good faith and execute a supply agreement (the “Three-Way Supply Agreement”) between [ * * *].  Under the Three-Way Supply Agreement, [ * * *].  The Parties acknowledge and agree that there is no guarantee or assurance that the CMO will enter into any Three-Way Supply Agreement.

(b)Two-Way Supply Agreement.  If the Parties are unable to enter a Three-Way Supply Agreement during the [ * * *] negotiation period (or such longer period as the Parties may agree), then [ * * *] (the “Two-Way Supply Agreement”).  The Two-Way Supply Agreement will be materially consistent with [ * * *].

(c) Other Supply Agreement.  [ * * *].

7.2Quality Agreement. DURECT and SANDOZ shall execute a mutually acceptable Quality Agreement between DURECT, SANDOZ and, as applicable, the CMO that allocates roles and responsibilities to each with respect to quality control and regulatory compliance with respect to the Manufacture and supply of Product (and any Components thereof, including the Active Ingredient and [ * * *]) under the Supply Agreement.

7.3Drug Master File. DURECT shall either: [ * * *].

Article 8
ECONOMIC TERMS

8.1Expenses. Except as otherwise expressly provided herein, [ * * *].

8.2Upfront Fee. In partial consideration of the rights granted to SANDOZ hereunder, SANDOZ shall pay to DURECT an initial fee in the amount of Twenty Million Dollars ($20,000,000) (“Upfront Fee”) payable on the Effective Date.  Such Upfront Fee shall be non-refundable, and shall not be creditable against any other amount due hereunder.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.3Other Payments. SANDOZ shall make the other payments to DURECT as set forth in the Financial Exhibit (Exhibit 1.20).

8.4Payment Method. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the payee Party.  All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars.  Except as otherwise provided herein, all payments due to either Party under this Agreement shall be due and payable within [ * * *] of the receipt of invoice from the other Party.

8.5Acknowledgement. The Parties acknowledge that the economic terms and conditions set forth herein were negotiated and agreed to and represent a fair and equitable allocation of the value from the Product for the Field in the Licensed Territory.  The Parties further acknowledge that there is considerable value in the Licensed Technology (including the Licensed Know-How) that is consistent with the economic terms and conditions herein.

8.6Taxes. [ * * *] will pay any and all taxes levied on account of any payments made to it under this Agreement.  If any payment under this Agreement is subject to withholding tax under applicable law, [ * * *] shall have the right to withhold any and all such taxes, which taxes shall be paid to the appropriate taxing authority for the account of [ * * *].  [ * * *] shall remit to [ * * *] an amount net of such withholding taxes.  The Parties agree to cooperate to minimize any withholding taxes (including providing each other with any exemption certificates or other documentation establishing that no taxes are due, or such taxes are due at a reduced rate).

Article 9
INTELLECTUAL PROPERTY

9.1Ownership of Inventions. As between the Parties, subject to the licenses and other rights provided herein, all right, title and interest to inventions and discoveries made by or on behalf of either Party in the course of conducting activities under this Agreement [ * * *].

9.2Ownership of Data. As between the Parties, subject to the licenses and other rights provided herein, all right, title and interest to Data developed or generated in the course of performing the activities under the Agreement (including under the Product Development Plan) shall be owned as follows: [ * * *].  If either Party acquires or otherwise Controls any right, title or interest in and to Data owned by the other Party pursuant to this Section 9.2, [ * * *].  For clarity, as between the Parties, Data developed or generated with respect to Product for the Retained Territory shall be solely owned by [ * * *].

9.3Prosecution of Licensed Patents. As between the Parties, [ * * *] shall control the Prosecution of all Licensed Patents.  [ * * *] shall reasonably cooperate with [ * * *] to permit and enable [ * * *] to Prosecute the Licensed Patents.  [ * * *].

9.4Defense of Third Party Infringement Claims. If Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent relating to the manufacture, use, sale or offer for sale of Product for the Field in the Licensed Territory, the Party first having notice of the

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

claim or assertion shall promptly notify the other Party, and the Parties [ * * *].  Unless the Parties otherwise agree in writing [ * * *]. In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation [ * * *].

9.5Enforcement of Licensed Patents.

(a)Notice. [ * * *], such Party shall promptly notify the other Party.

(b)Patent Enforcement.  As between the Parties, [ * * *].

(c)Other Patent Litigation.  [ * * *].

(d)Cooperation.  The Party commencing, controlling or defending any action under this Section 9.5 (the “Enforcing Party”) shall keep the other Party [ * * *] of the progress of any such action, and such other Party shall have the right to participate with counsel of its own choice [ * * *].  In any event, the other Party shall [ * * *] with the Enforcing Party, [ * * *].  [ * * *] each acknowledges and understands that such cooperation may include the retention, collection and production of documents as reasonably requested by [ * * *] (where [ * * *] is the Enforcing Party) or [ * * *] (where [ * * *] is the Enforcing Party) [ * * *].  The Enforcing Party [ * * *]; provided, however, no settlement shall be entered into without [ * * *].

(e)Recoveries.  Any recovery received as a result of any Enforcement Action to enforce any Licensed Patent pursuant to this Section 9.5 shall be used first [ * * *].

9.6Patent Marking. SANDOZ shall mark (or cause to be marked) Product marketed and sold hereunder with appropriate Licensed Patent numbers or indicia at DURECT’s request, [ * * *].

Article 10
CONFIDENTIALITY

10.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed by the Parties in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving Party that such information or material:

(a)was already known to or possessed by the receiving Party without any obligation of confidentiality, at the time of its disclosure to the receiving Party hereunder;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party hereunder;

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)became generally available to the public or otherwise part of the public domain after its disclosure hereunder other than through any act or omission of the receiving Party in breach of this Agreement;

(d)was independently developed by or for the receiving Party (including its sublicensees, contractors, suppliers or clinical research organizations (CROs)) without use of or reference to the other Party’s Confidential Information as demonstrated by documented evidence prepared by the receiving Party contemporaneously with such independent development; or

(e)was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

10.2Authorized Use and Disclosure. Each Party may use and disclose Confidential Information of the other Party as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement; (b) to the extent such disclosure is reasonably necessary for the Prosecution of Patents (including applications therefor) in accordance with this Agreement, complying with the terms of agreements with Third Parties subject to appropriate confidentiality provisions consistent with those in this Agreement, prosecuting or defending litigation, complying with applicable governmental regulations, filing for, conducting preclinical or clinical trials, obtaining and maintaining regulatory approvals (including NDA Approval) for Product under this Agreement, or otherwise required by Applicable Law, provided, however, that if a Party is required by Applicable Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use [ * * *] to secure confidential treatment of such Confidential Information required to be disclosed; (c) in communication with existing and potential contractors, suppliers, CROs, investors, acquirers, consultants, advisors (including financial advisors, lawyers and accountants) and others on a need to know basis, in each case, under appropriate confidentiality provisions and a written agreement substantially equivalent to those of this Agreement; or (d) to the extent mutually agreed to by the Parties in writing.

10.3Prior Agreements. This Agreement supersedes the Confidentiality Agreement between DURECT and SANDOZ dated [ * * *] (the “Prior CDA”) with respect to information disclosed thereunder.  All information or materials disclosed or provided by DURECT to SANDOZ under the Prior CDA shall be deemed Confidential Information of DURECT (subject to the exceptions set forth herein) and shall be subject to SANDOZ’s confidentiality obligations under this Article 10.  All information disclosed by SANDOZ under the Prior CDA shall be deemed Confidential Information of SANDOZ (subject to the exceptions set forth herein) and shall be subject to DURECT’s confidentiality obligations under this Article 10.

10.4Technical Publications. Each Party shall submit to the other Party any proposed publication or public disclosure containing clinical or scientific results relating to Product for the Field at least [ * * *] in advance to allow that Party to review such proposed publication or

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

disclosure.  The reviewing Party shall notify the requesting Party in writing during such [ * * *] reviewing period if the reviewing Party wishes to (a) remove its Confidential Information from such proposed publication or presentation, in which event the requesting Party shall remove such Confidential Information from its proposed publication or presentation; or (b) request a reasonable delay in publication or presentation in order to protect patentable subject matter, in which event the requesting Party shall delay the publication or presentation for a period of no more than [ * * *] to enable patent applications to be filed in accordance with Section 9.3 protecting inventions disclosed in such publication or presentation.  For clarity, if the reviewing Party fails to notify the requesting Party during the [ * * *] reviewing period as provided under this Section 10.4, the requesting Party shall be free to proceed with the proposed publication or presentation.  Notwithstanding the foregoing, if [ * * *] is the reviewing party hereunder, [ * * *] shall have the right to reject (and in such case, [ * * *] shall not publish, publicly disclose or present) any such proposed publication, public disclosure or presentation proposed by [ * * *] that: (i) contains information inconsistent with [ * * *] commercial strategy for the Product for the Field in the Licensed Territory, or (ii) [ * * *] reasonably believes may violate Applicable Law.

10.5Publicity.

(a)Confidential Terms.  Each Party agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors and acquirers, and others (including in the case of DURECT, potential and actual licensees under the Licensed Technology and in the case of SANDOZ, its potential and actual Sublicensees) on a need to know basis (which means in the case of DURECT’s potential and actual licensees of the Licensed Technology with redaction of the financial obligations of SANDOZ), in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by Applicable Law, including securities laws.  Notwithstanding the foregoing, each Party may issue a mutually agreed press release to announce the execution of this Agreement, which is attached hereto as Exhibit 10.5(a); thereafter, DURECT and SANDOZ may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

(b)Publicity and Public Disclosure Review.  The Parties acknowledge (i) the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Product for the Field and other activities in connection with this Agreement, and (ii) disclosures may be required by Applicable Law, and each Party may make such disclosures from time to time with the written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.  Such disclosures may include achievement of significant events in the development (including regulatory process and occurrence of Development Milestone Events) or Commercialization of Product for the Field hereunder.  Unless otherwise requested by DURECT, SANDOZ shall indicate that DURECT is the owner and licensor of the Licensed Technology in each public disclosure issued by SANDOZ regarding Product.  When a Party elects to make any such public disclosure under this Section 10.5(b), it will give the other Party reasonable notice to review and comment on such statement, it being understood that if the reviewing Party does not notify the requesting Party in writing within a [ * * *], and in any event the reviewing Party shall work [ * * *] to agree on the text of any proposed disclosure in an expeditious

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

manner.  The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities and the need to keep investors and others informed regarding the requesting Party’s business.  Accordingly, the reviewing Party shall not withhold, condition or delay its approval of a proposed disclosure that complies with such principles.

Article 11
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

11.1General Representations and Warranties. Each Party represents and warrants to the other Party that as of the Execution Date and the Effective Date:

(a)it is duly organized and validly existing under Applicable Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)this Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound;

(d)it has not granted, and shall not grant during the Term, any right to any Third Party which would conflict with the rights granted to the other Party hereunder; and

(e)it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

(f)it shall, at all times during the Term, comply with all Applicable Laws relating to the Development, Manufacture and Commercialization of the Product.

11.2DURECT’s Warranties. DURECT represents and warrants to SANDOZ that as of the Execution Date and the Effective Date:

(a)[ * * *].

(b)[ * * *].

(c)[ * * *].

(d)[ * * *].

(e)[ * * *].

(f)[ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(g)[ * * *].

(h)[ * * *].

(i)[ * * *].

11.3Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE 11 AND THE EXPRESS WARRANTIES OF ANY OTHER TRANSACTION AGREEMENT (ONCE EXECUTED), DURECT AND SANDOZ EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE PRODUCT AND LICENSED TECHNOLOGY), INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

11.4Indemnification.

(a)Indemnification by DURECT.  DURECT hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) SANDOZ and its Affiliates, and its and their agents, directors, officers and employees (the “SANDOZ Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) against any SANDOZ Indemnitee arising out of [ * * *].  DURECT’s obligation to Indemnify the SANDOZ Indemnitees pursuant to this Section 11.4(a) shall not apply to the extent that any such Losses (i) arise from any breach by SANDOZ of this Agreement, (ii) arise from the gross negligence or intentional misconduct of any SANDOZ Indemnitee, or (iii) are Losses for which SANDOZ is obligated to Indemnify the DURECT Indemnitees pursuant to Section 11.4(b).

(b)Indemnification by SANDOZ.  SANDOZ hereby agrees to Indemnify DURECT and its Affiliates, and its and their agents, directors, officers and employees (the “DURECT Indemnitees”) from and against any and all Losses resulting from Third-Party Claims against any DURECT Indemnitees arising out of: [ * * *].  SANDOZ’s obligation to Indemnify the DURECT Indemnitees pursuant to this Section 11.4(b) shall not apply to the extent that any such Losses (i) arise from any breach by DURECT of this Agreement, (ii) arise from the gross negligence or intentional misconduct of any DURECT Indemnitee, or (iii) are Losses for which DURECT is obligated to Indemnify the SANDOZ Indemnitees pursuant to Section 11.4(a).

(c)Procedure.  To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 11.4 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party).  The indemnifying Party shall have the right to settle or compromise any Third-Party Claim against the indemnified Party without the consent of the indemnified Party provided that the terms thereof: [ * * *].  In all other cases, the Indemnitee and Indemnitor must agree to enter into any proposed settlement.  The indemnified Party shall have the right to participate, [ * * *], in the defense of any claim or suit that has been assumed by the indemnifying Party, provided that the indemnifying Party shall have no obligations with respect to

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any Losses resulting from the indemnified Party’s admission, settlement or other communication without the prior written consent of the indemnifying Party.

11.5Insurance. Each Party shall obtain and maintain, during the Term and for [ * * *] thereafter, reasonable insurance with financially stable and reputable insurers, including, but not limited to, commercial general liability insurance, and products/completed operations liability insurance.  Such insurance shall be maintained at limits consistent with industry standards based upon such Party’s activities hereunder and indemnification obligations hereunder.  Each Party shall furnish to the other Party on request evidence of its liability insurance setting forth the limits of the liability insurance maintained.  The limits of insurance coverage will not affect or limit the liability or indemnity obligations of either Party stated elsewhere in this Agreement or as required by law.

11.6Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, OTHER THAN BY REASON OF A BREACH OF ARTICLE 10 ABOVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY) FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.6 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER SECTION 11.4 ABOVE TO THE EXTENT A THIRD PARTY RECOVERS ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES FROM AN INDEMNITEE.

Article 12
TERM AND TERMINATION

12.1Term. Except for the provisions of Article 10 and 13 and Sections 11.5, 11.6, 12.1, 12.2, 14.1-14.8, 14.10 and 14.12-14.13, which shall be effective from the Execution Date, this Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 12, shall continue in full force and effect until [ * * *] (the “Initial Term”).  After the Initial Term, this Agreement shall automatically renew for additional successive [ * * *] periods (such periods collectively, the “Renewal Term”, and together with the Initial Term, the “Term”) unless either Party provides written notice of non-renewal to the other Party at least [ * * *] prior to the expiration of the then-current Term, in which event this Agreement shall expire on the [ * * *] of the then-current Term.  Upon such expiration, subject to Section 12.5(d), the licenses granted to SANDOZ in Sections 3.1(a) and 6.2(a) shall become [ * * *].

12.2Termination for Failure to Obtain HSR Clearance. If the HSR Clearance Date has not occurred on or before [ * * *] after the Execution Date, then either Party shall have the right to terminate this Agreement in its entirety [ * * *] referencing this Section 12.2, and except for Articles 10 [ * * *] and 13, none of the provisions of this Agreement shall remain in effect after such termination.  For clarity, it is understood that if the HSR Clearance Date occurs prior to termination

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of the Agreement pursuant to this Section 12.2, this Agreement shall become effective in its entirety without further action on either Party.

12.3Termination by SANDOZ.

(a)Termination for Convenience.  From and after the HSR Clearance, SANDOZ shall have the right to terminate this Agreement for convenience upon [ * * *] prior written notice to DURECT referencing this Section 12.3(a).

(b)[ * * *].

(c)Termination for Material Breach.  In the event [ * * *] materially breaches this Agreement, and such breach shall have continued for [ * * *] after notice thereof was provided to [ * * *] will have the right to terminate this Agreement [ * * *] to [ * * *] referencing this Section 12.3(c).

(d)Bankruptcy.  To the extent permitted under Applicable Law, SANDOZ may terminate this Agreement [ * * *] if the DURECT shall file for bankruptcy, shall be adjudicated bankrupt, shall file a petition under insolvency laws, shall be dissolved or shall have a receiver appointed for substantially all of its property.  All rights and licenses granted under or pursuant to any Section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  SANDOZ shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  [ * * *].

12.4Termination by DURECT.

(a)Termination for Patent Challenge.  If SANDOZ or any of its Affiliates or Sublicensees challenges under any court action or proceeding, or before the USPTO, the validity, patentability, enforceability, scope or non-infringement of any Licensed Patent, or initiates a reexamination of any Licensed Patent, or assists any Third Party to conduct any of the foregoing activities (each, a “Challenge”), DURECT will have the right to terminate this Agreement [ * * *].  In any event, SANDOZ shall notify DURECT at least thirty (30) days prior to initiating any such Challenge.

(b)Termination for Material Breach.  In the event SANDOZ materially breaches this Agreement, and such breach shall have continued for [ * * *] was provided to SANDOZ, DURECT will have the right to terminate this Agreement [ * * *] to SANDOZ referencing this Section 12.4(b).

12.5Effects of Expiration or Certain Types of Termination. Upon termination under Sections 12.2(a) (SANDOZ Convenience), 12.2(b) [ * * *], 12.3(c) (DURECT Material Breach) (except for certain willful breaches as provided in Section 12.6), 12.3(d) (Bankruptcy), 12.3(a) [ * * *] or 12.3(b) (SANDOZ Material Breach) or upon expiration:

(a)[ * * *].

(b)[ * * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)[ * * *].

(d)[ * * *].

(e)Other Obligations.

(i)SANDOZ shall or shall cause its Affiliates and Sublicensees, if any, to assign or transfer to DURECT, [ * * *], all Regulatory Documentation, Regulatory Approvals, including the NDA and Know-How, Controlled by SANDOZ or its Affiliates and Sublicensees, if any, necessary for the development, manufacturing, use or sale of the Product (following the NDA Approval);

(ii)If applicable, SANDOZ shall continue during the notice period before termination becomes effective (or if reasonably practicable and agreed to by SANDOZ at such time, allow DURECT or DURECT’s clinical research organizations (CROs) to continue) any ongoing clinical trial (following NDA Approval) for which SANDOZ has responsibility and in which patient dosing has commenced; and

(iii)SANDOZ will cooperate in any reasonable manner requested by DURECT to achieve a smooth transition of the development, supply and Commercialization of the Product to DURECT or its licensees in the Licensed Territory.

12.6Effects of Termination for Certain Willful DURECT Breaches. Upon termination by SANDOZ under Section 12.3(c) (DURECT Material Breach) for any willful breach by DURECT of its obligations hereunder [ * * *].  In addition, [ * * *].

12.7General Effects of Expiration or Termination.

(a)Accrued Obligations.  Expiration or termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

(b)Non-Exclusive Remedy.  Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

(c)Cross-Termination.  Except as may be expressly provided in any other Transaction Agreement, upon the effective date of termination of this Agreement, each other Transaction Agreement shall terminate.

(d)General Survival. Articles 1, 10 ([ * * *]) and 13 and Sections 3.2, 6.2(a) (solely with respect to the last sentence), 9.1, 9.2, 11.3, 11.4, 11.5 ([ * * *]), 11.6, 12.5 (with respect to Section 12.5(d), [ * * *]), 12.6, 12.7, 14.1-14.8 and 14.12 shall survive expiration or termination of this Agreement for any reason.  Except as otherwise provided in this Article 12, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

12.8Termination Press Releases. In the event of termination of this Agreement for any reason, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by Applicable Law, disclose such information without the prior approval of the other Party, such approval not to be unreasonably withheld, conditioned or delayed.  To the extent possible under the situation, the terminating Party shall provide the non-terminating Party with a draft of any such public disclosure it intends to issue [ * * *] in advance and with the opportunity to review and comment on such statement, it being understood that if the non-terminating Party does not notify the terminating Party in writing within such [ * * *] (or such shorter period if required by Applicable Law) of any reasonable objections, such disclosure shall be deemed approved, and in any event the Parties shall [ * * *] to agree on the text of any such proposed disclosure in an expeditious manner.  The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions to such news and the need to keep investors and others informed regarding the Parties’ business and other activities.  Accordingly in such situation, the non-terminating Party shall not withhold, condition or delay its approval of a proposed disclosure that complies with such principles.

Article 13
DISPUTE RESOLUTION

13.1Dispute Resolution. The Parties agree that any disputes arising out of or in connection with this Agreement (each, a “Dispute”), shall be resolved through the procedures set forth in this Article 13.

13.2Initial Escalation. With respect to all Disputes, if the Parties are unable to resolve any such Dispute within [ * * *] after such Dispute is first identified by either Party in writing to the other, either Party shall have the right to refer such Dispute to the senior executives for attempted resolution by written notice to the other Party referencing the particular Dispute and this Section 13.2.  In such case, the senior executives shall conduct good faith negotiations and seek to resolve the Dispute within [ * * *] after such notice is received.  If the senior executives resolve such Dispute, a memorandum setting forth their agreement to resolve the Dispute will be prepared and signed by both Parties if requested by either Party.  In all events, the Parties shall cooperate in an effort to limit the issues for consideration in such manner as narrowly as reasonably practicable in order to resolve the Dispute.

13.3Binding Arbitration. If a Dispute is not resolved by negotiation pursuant to Section 13.2, such Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by [ * * *] arbitrators appointed in accordance with the rules.  In each case, the arbitrators shall be neutral and independent individuals.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages, except as allowed under Section 11.6.  [ * * *].  Except to the extent necessary to confirm an award or in seeking interim relief under Section 13.4, or as may be required by Applicable Law, and subject to Article 10, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  The legal place of arbitration shall be [ * * *].  The language of the arbitration shall be English.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.4Interim Relief. Either Party may seek in a court of competent jurisdiction or as part of the arbitration proceedings, immediate injunctive or other provisional relief as necessary to enforce the terms of this Agreement.  The Parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each party shall be entitled to obtain preliminary or injunctive relief and to enforce the terms of this Agreement by a decree of specific performance without payment of a bond or surety.  Any request to a court of competent jurisdiction for relief as set forth in this paragraph shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

Article 14
MISCELLANEOUS

14.1Governing Law. This Agreement and any Dispute shall be governed by and construed and enforced in accordance with the substantive laws of the [ * * *], without reference to conflicts of laws principles.

14.2Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate of such Party or an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale, operation of law or otherwise).  No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of either Party.  Except as expressly provided in this Section 14.2, any attempted assignment or transfer of this Agreement shall be null and void.

14.3Consequences of Bankruptcy. The Parties acknowledge and agree that all rights and licenses now or hereafter granted under or pursuant to any Section of this Agreement are rights to “intellectual property” as defined in Section 101(35A) of Title 11 of the United States Code.  Each Party may elect to retain and may fully exercise all of its rights and elections under Section 365(n) of Title 11 of the United States Code.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.4Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or [ * * *] after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within [ * * *] after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to DURECT, addressed to:

Durect Corporation

10260 Bubb Road

Cupertino, CA 95014

United States

Attention: Legal Department

Telephone: (408) 777-3577

Facsimile: (408) 777-1417

With a copy to:	Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA  94304-1050

United States

Attention: Ian B. Edvalson, Esq.

Telephone: (650) 493-9300

Facsimile:  (650) 493-6811

If to SANDOZ, addressed to:

Sandoz AG
Lichtstraβe 35
CH 4056 Basel, Switzerland
Attn:  Autorized Signatory

With a copy to:

Sandoz Inc.
100 College Road West
Princeton, NJ 08540

Attn: General Counsel

14.5Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

14.6Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

14.7Entire Agreement/Modification. This Agreement, including its Exhibits, and the other Transaction Agreements (once executed) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between the Parties including the Prior CDA and the non-binding term sheet between the Parties dated [ * * *].  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

14.8Relationship of the Parties. The Parties agree that the relationship of DURECT and SANDOZ established by this Agreement is that of independent contractors.  Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship.  Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

14.9Force Majeure. Except with respect to payment of money, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or other cause that is beyond the reasonable control of the respective Party.  The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use [ * * *] to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

14.10Compliance with Applicable Law. Notwithstanding anything to the contrary herein, all rights and obligations of DURECT and SANDOZ are subject to prior compliance with, and each Party shall comply with, Applicable Law, including obtaining all necessary approvals required by the applicable agencies of the United States government.

14.11Anti-Bribery Compliance. [ * * *] shall use [ * * *] to: (a) train any representative who is involved with the performance of obligations under this Agreement on applicable anti-corruption and anti-bribery laws and standards [ * * *]; and (b) [ * * *].  DURECT acknowledges that it is not authorized to and agrees that it shall not interact directly with government agencies, entities or authorities on behalf of SANDOZ without the prior written authorization of SANDOZ.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.12Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

14.13HSR Act Filing. Each Party shall, promptly as practicable but not more than [ * * *] after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice a Notification and Report Form (as defined in the HSR Act) with respect to the transactions contemplated hereby, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act.  Each Party shall use its [ * * *] to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.  Each Party shall instruct its counsel to cooperate with the other Party’s counsel to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period at the earliest practicable date.  Each Party shall use its [ * * *] to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date.  Each Party shall be responsible for [ * * *] in connection with such filing, except that [ * * *].  From the Execution Date until the Effective Date (or earlier termination of this Agreement), DURECT covenants to conduct its business with respect to the Product only in the ordinary course of business and in a manner consistent in nature, scope and magnitude with past practices.

[The remainder of this page intentionally left blank; signature page follows]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Execution Date.

DURECT CORPORATION		SANDOZ AG

By:	/s/ JAMES E. BROWN	By:	/s/ GEORG BLADER

Name:	James E. Brown	Name:	Georg Blader

Title:	President and CEO	Title:	Chief Financial Offer Sandoz AG

SANDOZ AG

		By:	/s/ ANDREAS EGGMANN

		Name:	Andreas Eggmann

		Title:	Head, Sandoz AG

List of Exhibits:
Exhibit 1.20:	Financial Exhibit
Exhibit 1.24:	Licensed Patents
Exhibit 1.27:	Licensed Trademark
Exhibit 1.42:	Product
Exhibit 4.1:	Product Development Plan
Exhibit 10.5(a):	Press Release
Exhibit 11.2(d):	Material Contracts

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1.20
FINANCIAL EXHIBIT

[ * * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1.24
DURECT PATENTS

[ * * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1.27

LICENSED TRADEMARK

[ * * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1.42
PRODUCT

•	DURECT’s formulated product for use in the Field currently known as SABER®-Bupivacaine or POSIMIR® as of the Execution Date.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 4.1
PRODUCT DEVELOPMENT PLAN

[ * * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.5(a)

PRESS RELEASE

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DURECT and Sandoz have Signed a $293 Million Development and Commercialization Agreement for POSIMIR® (SABER®-Bupivacaine) Covering the United States

Cupertino, CA, May [__], 2017/ PRNewswire / -- DURECT Corporation (Nasdaq: DRRX) announced today a development and commercialization agreement with Sandoz AG, a division of Novartis (NYSE: NVS) to develop and market in the United States DURECT’s POSIMIR® (SABER®-bupivacaine), an investigational locally-acting, non-opioid analgesic intended to provide up to three days of continuous pain relief after surgery.

Sandoz is a global leader in driving sustainable access to high-quality healthcare.  Sandoz's differentiated product portfolio includes a range of state-of-the-art technologies, formulations and devices.  In the U.S., Sandoz Inc. has a dedicated hospital sales and marketing organization, with expertise and relationships, which will deliver POSIMIR to the market, along with a strong record of commercializing innovative and differentiated products that serve unmet medical needs.

“We are delighted to have a company with the market presence and resources of Sandoz as our commercialization partner for POSIMIR in the United States,” stated James E. Brown, President and CEO of DURECT Corporation.  “We believe that POSIMIR has the potential to become a cornerstone of multi-modal post-operative pain management.  As a non-opioid local analgesic, we believe POSIMIR may be an important contributor to the on-going efforts to reduce the use of opioid-based medications following surgery.”

Under the terms of the agreement, Sandoz will make an upfront payment to DURECT of $20 million, with the potential for up to an additional $43 million in development and regulatory milestones, up to an additional $230 million in sales based milestones, as well as a tiered double digit royalty on product sales in the United States.   DURECT will remain responsible for the completion of the ongoing PERSIST Phase 3 clinical trial for POSIMIR as well as FDA interactions through approval. Closing of the transaction is anticipated to occur in the second quarter of 2017 and is contingent on completion of review under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976.

About POSIMIR® (SABER-Bupivacaine)

POSIMIR is an investigational extended-release depot utilizing DURECT’s patented SABER technology intended to continuously deliver bupivacaine to the surgical site for 72 hours, to provide up to three days of continuous pain relief after surgery.  DURECT is currently conducting PERSIST, a Phase 3 trial in patients undergoing laparoscopic cholecystectomy (gall bladder removal), comparing the effects of POSIMIR to bupivacaine HCl.  DURECT expects to complete dosing patients in PERSIST in the third quarter of 2017 and to have top-line results soon thereafter.  POSIMIR is a drug candidate under development and has not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities.

About DURECT

DURECT is a biopharmaceutical company actively developing new therapeutics based on its Epigenetic Regulator Program and proprietary drug delivery platforms.  DUR‑928, a new chemical

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

entity in Phase 1 development, is the lead candidate in DURECT’s Epigenetic Regulator Program.  An endogenous, orally bioavailable small molecule, DUR-928 has been shown in preclinical studies to play an important regulatory role in lipid homeostasis, inflammation, and cell survival.  Human applications may include acute organ injury and chronic metabolic diseases such as nonalcoholic fatty liver disease (NAFLD), nonalcoholic steatohepatitis (NASH) and other liver diseases both broad and orphan.  DURECT’s advanced oral, injectable, and transdermal delivery technologies are designed to enable new indications and enhanced attributes for small-molecule and biologic drugs. One late-stage product candidate in this category is POSIMIR® (SABER®-Bupivacaine), an investigational locally-acting, non-opioid analgesic intended to provide up to three days of continuous pain relief after surgery.  Another late stage product candidate is REMOXY® ER (oxycodone), an investigational pain control drug based on DURECT’s ORADUR® technology.  For more information, please visit www.durect.com.

NOTE: POSIMIR®, SABER®, and ORADUR® are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.  POSIMIR, DUR-928, and REMOXY ER are drug candidates under development and have not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities.

DURECT Forward-Looking Statement

The statements in this press release regarding the potential benefits and uses of our drug candidates, including the potential use of POSIMIR to treat post-surgical pain, the anticipated timing of the enrollment of the PERSIST trial and the obtaining of top-line results from that trial, the potential milestone payments and royalties receivable from Sandoz, the potential use of DUR-928 to treat NASH, other liver diseases or acute organ injury,  and potential markets for POSIMIR and DUR-928, are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risks that the PERSIST clinical trial of POSIMIR will take longer to conduct than anticipated or result in data that will not support a successful NDA resubmission or product approval, failure to achieve the performance milestones or commercial sales that trigger the referenced payments or royalties, possible adverse events associated with the use of POSIMIR, delays and costs due to additional work or other requirements imposed by regulatory agencies for continued development, approval or sale of POSIMIR, our ability to manufacture, commercialize and obtain marketplace acceptance of POSIMIR, and avoid infringing patents held by other parties and secure and defend patents of our own, and risks related to our ability to obtain capital to fund operations and expenses. Further information regarding these and other risks is included in DURECT's Form 10-K filed on March 29, 2017 under the heading “Risk Factors.”

SOURCE:

DURECT Corporation

CONTACTS:

Matt Hogan, Chief Financial Officer, DURECT Corporation, 408-777-4936

Matthew Duffy, Managing Director, LifeSci Advisors, 212-915-0685

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT 11.2(d)

MATERIAL CONTRACTS

[ * * *]